                                                                      Exhibit 23



                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Genuine Parts Company of our report dated February 4, 2000, included in the 1999 Annual Report to Shareholders of Genuine Parts Company.

Our audits also included the financial statement schedule of Genuine Parts Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Genuine Parts Company listed below of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of Genuine Parts Company incorporated by reference or included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



o Registration Statement No. 33-62512 on Form S-8 pertaining to the 1992 Stock Option and Incentive Plan

o Registration Statement No. 333-21969 on Form S-8 pertaining to the Directors' Deferred Compensation Plan

o Registration Statement No. 333-61611 on Form S-8 pertaining to the Assumed Stock Options Under the Electrical Insulation Suppliers, Inc. 1993 Incentive Plan

o Registration Statement No. 333-76639 on Form S-8 pertaining to the Genuine Parts Company 1999 Long-Term Incentive Plan


                                               /s/ Ernst & Young LLP


Atlanta, Georgia
March 10, 2000